                                                                    Exhibit 12.1


GlobeNet Communications Group Limited
Deficiency of Earnings Available to Cover Fixed Charges
(in thousands of Dollars)
-------------------------------------------------------------------------------------------------------------------

                                      Ten months      For the year      For the year      Six months      Six months
                                           ended             ended             ended           ended           ended
                               December 31, 1996 December 31, 1997 December 31, 1998   June 31, 1998   June 31, 1999
                                               $                 $                 $               $               $
                               -------------------------------------------------------------------------------------
Earnings
Earnings (loss) before inter-
 est, amortization, income
 taxes, minority interest,
 and equity accounted
 for investment                          (3,377)         (3,682)          1,706            (391)          2,358
Interest income                             132             169             140               9             101
Amortization of capital assets               (1)           (542)         (2,401)         (1,158)         (1,264)
Interest component of rent
 expense                                     43              82             114              54              49
Minority interest                             -             249             204             204               -
Earnings (loss) from equity
 accounted for investment                     -               -             266            (209)              -
                                -----------------------------------------------------------------------------------

                                         (3,203)         (3,724)             29          (1,491)          1,244
                                -----------------------------------------------------------------------------------

Fixed charges
Interest component of rent
 expense                                     43              82             114              54              49
Interest on long-term debt                    -             750           3,542           1,585           1,577
Amortization of deferred
 financing costs                              -             305             321             160             160
Accrued contingent interest                   -             382             960             472             495
                                -----------------------------------------------------------------------------------

                                             43           1,519           4,937           2,271           2,281
                                -----------------------------------------------------------------------------------

Deficiency of earnings
 available to cover fixed
 charges                                 (3,246)         (5,243)         (4,908)         (3,762)         (1,037)
                                ===================================================================================
                                         Pro-forma
                                ---------------------------

                                    For the year      Six months
                                           ended  ended June 31,
                               December 31, 1998            1999
                                               $               $
                                -------------------------------
Earnings
Earnings before interest,
 amortization, income taxes,
 minority interest, and equity
 accounted for investment             1,706           2,358
Interest income                         140             101
Amortization of capital assets       (2,401)         (1,264)
Interest component of rent
 expense                                114              49
Minority interest                       204               -
Earnings from equity accounted
 for investment                         266               -
                                ---------------------------

                                         29           1,244
                                ---------------------------

Fixed charges
Interest component of rent
 expense                                114              49
Interest on long-term debt           39,155          19,516
Amortization of deferred
 financing costs                      3,347           1,673
Accrued contingent interest               -               -
                                ---------------------------

                                     42,616          21,238
                                ---------------------------

Deficiency of earnings
 available to cover fixed
 charges                            (42,587)        (19,994)
                                ===========================
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